Exhibit 99.1

JBI, Inc. Receives Air Permit Exemption

THOROLD, Ontario, December 15, 2011 (GLOBE NEWSWIRE) – JBI, Inc. (the "Company") (OTCQX: JBII) is pleased to announce it has received an exemption from air permitting by the environmental protection agency in the state where the initial Rock-Tenn Company (“RockTenn”) Plastic2Oil® (“P2O”) site is being constructed.

During September 2011, the Company proposed and submitted an application for exemption of an Air permit and met with several of the state’s environmental engineers. The Company also presented before the environmental committee, which was composed of citizens, environmental engineers and permit engineers.

The permit determination for the first facility was issued Tuesday, December 13, 2011. The environmental permit authority made the determination that this facility does not need an air permit and that the proposed project will comply with all applicable local, state and federal air pollution regulations.

Additionally, the Company will not require a Waste permit, because the plastic being processed is already located on-site.

The permit authority requested that a stack test be conducted on the first P2O processor installed in its jurisdiction.

This permit exemption was determined prior to the recent stack test performed on the P2O processor by Conestoga Rovers & Associates on December 5-6, 2011, which produced results showing emissions decreased with increased plastic feed rates; further validating that the P2O process is highly “green,” clean and scalable.

“The extra time we took to make enhancements to our processor during Q2 and Q3 to maximize its efficiencies and reduce emissions is now starting to pay dividends as we expand into other states,” stated CEO John Bordynuik.

The Company is excited about the next stage of this project, which includes securing permits for construction and operation of this site.

About JBI, Inc.

JBI, Inc. is a domestic alternative Oil and Gas company. JBI, Inc. developed a process that converts waste plastic into fuel (Plastic2Oil), without the need of further refinement. JBI, Inc. scaled a 1kg process to a 20MT commercial processor in less than 1 year. For further information please visit www.plastic2oil.com and review our SEC filings, including without limitation our Form 10-K filed with the SEC on April 20, 2011.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K, filed on April 20, 2011, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact: JBI Inc.
Investor Relations
1-877-307-7067